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                                    EXHIBIT 1


                               Page 12 of 19 Pages

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                                                                     Exhibit 1


                                    AGREEMENT


                  The undersigned hereby agree that this statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of AXSYS Technologies, Inc. is filed jointly, on behalf of each of them.


Dated:   April 30, 1997

                            By:    /s/ John W. Gildea
                               ---------------------------------------
                                          John W. Gildea


                            NETWORK FUND III, LTD.

                            By:      GILDEA MANAGEMENT COMPANY,
                                     Investment Advisor


                                     By:    /s/ John W. Gildea
                                        -------------------------------
                                          Name: John W. Gildea
                                          Title: President


                               Page 13 of 19 Pages